UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(D) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 8, 2014 (August 4, 2014)

GNC HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35113	20-8536244
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Sixth Avenue Pittsburgh, Pennsylvania	15222
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (412) 288-4600

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Michael G. Archbold as Chief Executive Officer and Michael F. Hines as Chairman

On August 5, 2014, GNC Holdings, Inc. (the “Company”) announced that its Board of Directors (the “Board”) has appointed senior retail industry executive Michael G. Archbold, 53, as Chief Executive Officer of the Company and member of the Board, effective upon the close of business on August 4, 2014.

Also on August 5, 2014, the Company announced the departure of Joseph M. Fortunato from the Board and from his roles as the Chairman, President and Chief Executive Officer of the Company and from any positions that he holds with General Nutrition Centers, Inc. (“GNCI”), effective upon the close of business on August 4, 2014.  In connection with his departure, and subject to the terms and conditions of the amended and restated employment agreement among the Company, GNCI and Mr. Fortunato, dated as of March 7, 2011 (the “Employment Agreement”), including Mr. Fortunato’s execution and non-revocation of a release of claims against the Company, Mr. Fortunato will receive that compensation to which he is entitled under the Employment Agreement in the case of a termination by the Company without “cause” (as defined in the Employment Agreement).  The Employment Agreement was previously filed with the SEC as Exhibit 10.15 to the Company’s Form S-1, filed March 8, 2011.

Also on August 5, 2014, the Company announced that Lead Independent Director Michael Hines, 58, has been appointed as Non-Executive Chairman of the Board, effective upon the close of business on August 4, 2014.

Mr. Archbold has over 25 years of retail industry experience. He most recently served as chief executive officer and chief financial officer of The Talbots, Inc., a leading retailer of women’s apparel, where he successfully implemented a comprehensive strategy to enhance customer experience, resulting in significant improvement in the company’s financial results.  Prior to joining The Talbots, Inc. he served in a variety of senior roles, including President and Chief Operating Officer of nutritional product retailer Vitamin Shoppe, Inc. where he had oversight of key customer initiatives.  Mr. Archbold previously held senior leadership positions, including serving as Chief Financial Officer, at Saks Fifth Avenue and Autozone Inc.  He currently serves on the boards of The Talbots, Inc. and Express, Inc., and has served as lead independent director of Borders Group, Inc.

Mr. Hines has significant experience as a financial executive and director of large retailers.  He joined the Board in November 2009 and was appointed as Lead Independent Director in July 2012. Mr. Hines most recently served as Executive Vice President and Chief Financial Officer of Dick’s Sporting Goods, Inc., a leading omni-channel sporting goods retailer, from 1995 to March 2007.  From 1990 to 1995, he held management positions with Staples, Inc., most recently as Vice President, Finance. Before joining Staples, he spent 12 years in public accounting, the last eight years with the accounting firm Deloitte & Touche, LLP in Boston. Mr. Hines currently serves on the boards of directors of The TJX Companies, Inc., the parent company of leading value retailers such as T.J. Maxx and Marshalls, and Dunkin Brands Group, Inc., the parent company of Dunkin’ Donuts and Baskin-Robbins.

In connection with Mr. Archbold’s appointment as Chief Executive Officer of the Company, the Company has entered into an employment agreement with Mr. Archbold, effective as of August 4, 2014.  This employment agreement has an initial term of three years, which automatically renews for one-year periods thereafter, unless either party elects not to renew the agreement.  The employment agreement provides Mr. Archbold with the following compensation: (i) an annual base salary of at least $950,000; (ii) a cash signing bonus of $150,000; (iii) an annual bonus of $395,833 for the 2014 calendar year; (iv) a target annual bonus opportunity equal to 100% of his base salary (capped at 200% of base salary) for each year after 2014, with the amount thereof based on the achievement of annual performance objectives to be established by the Compensation Committee of the Board (the “Compensation Committee”) for each year; and (v) eligibility to participate in and be granted awards under the Company’s 2011 Stock and Incentive Plan (the “Plan”) including, on his first day of employment with the Company on August 4, 2014, the grant of an option to purchase 175,000 shares of Company common stock, with a per-share exercise price equal to the “fair market value” (as defined under the Plan) of Company common stock on the date of grant.  This option was granted on August 4, 2014, and vests, generally subject to Mr. Archbold’s continued employment with the Company, in equal annual installments over four years, beginning with the first anniversary of the date of grant, all in accordance with the terms of the employment agreement.

Mr. Archbold’s employment agreement also provides that if the Company terminates his employment without “cause”, he resigns for “good reason”, his employment is terminated due to his “total disability” (each such term as defined in the employment agreement) or upon his death, he will be entitled to the following severance benefits: (a) all amounts of earned but unpaid base salary, accrued but unpaid vacation, and welfare and retirement benefits accrued and vested through the date of such termination; (b) any unpaid 2014 annual bonus (if the termination occurs prior to payment of such bonus) or, as applicable, any unpaid annual bonus with respect to the calendar year prior to the year in which the termination occurs; and (c) a prorated share of the annual bonus (if any) to which he would have been entitled if he had remained employed through the date of payment of such bonus, with the amount of the bonus based on the actual level of achievement of the performance objectives on which such bonus was based.

In addition, subject to his execution without revocation of a release of claims against the Company and certain of its affiliates, if Mr. Archbold’s termination is by the Company without cause or by him for good reason, he will be entitled to: (a) two times his then base salary, paid over the twenty-four month period following his termination; (b) payment, for up to eighteen months after termination, of his health insurance premium costs; and (c) vesting of then outstanding and unvested stock options and other equity-based awards as follows: (i) any time-vesting awards that would have become vested in accordance with their terms if Mr. Archbold had remained employed with the Company through the twenty-four month period following termination will become immediately vested and (ii) any performance-vesting awards that would have become vested following termination if Mr. Archbold had remained employed with the Company through the end of the relevant performance period will, as of date the Compensation Committee determines the extent to which the performance targets on which such awards are based were achieved, become vested in accordance with their terms, provided that the number of awards which vest shall be prorated based on his period of service during the applicable performance period; and any vested options will remain exercisable for the longer of 90 days or the applicable period set forth in the applicable award agreement.  If Mr. Archbold’s termination is due to his total disability or death, and subject to his or his representative’s or estate’s execution without revocation of a release of claims against the Company and certain of its affiliates, he also will be entitled to: (i) vesting of then outstanding and unvested stock options and other equity-based awards that are time-vesting and (2) vesting, on a prorated basis based on his period of service during the applicable performance period, of the number of performance-vesting awards that would have become vested if the target level of performance on which such awards are based were to be achieved.

If the Company terminates Mr. Archbold for cause or Mr. Archbold resigns other than for good reason, he will only be entitled to all amounts of earned but unpaid base salary, accrued but unpaid vacation, and welfare and retirement benefits accrued and vested through the date of such termination, and any then-outstanding stock options and other equity-based awards will be treated as provided in the Plan and the terms of the individual grant agreements.

Mr. Archbold is not entitled to any “golden parachute” tax gross-up payments under any plan or agreement with the Company.

Under his employment agreement, Mr. Archbold is also subject to, among others, certain obligations and covenants which include the following: (i) not disclosing or misappropriating, both during and after the employment period, any of the Company’s “confidential information” (as defined in the employment agreement); (ii) assigning to the Company all right, title and interest to all “work product” (as defined in the employment agreement); (iii) during his employment and for twenty-four months after the date of termination, not engaging in a “competing business” (as defined in the employment agreement), inducing any customer, vendor, supplier, licensor or other person in a business relationship with the Company to do business with a competing business or terminate business with the Company, or soliciting any employee of the Company to cease their relationship with the Company; (iv) during employment and for twenty-four months after the date of termination, not making any statements to the media relating to his termination of employment; and (v) during his employment and for twenty-four months after the date of termination, not making any slanderous or disparaging comments regarding the Company.

The foregoing summary of the Archbold Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Archbold Employment Agreement, which is filed herewith as Exhibit 10.1, and is incorporated herein by reference and made a part hereof.

Resignation of Carmine Fortino

On August 4, 2014, Carmine Fortino notified the Company of his intention to resign as the Executive Vice President, Business Development of Company in order to accept a position closer to his home in Canada.  Mr. Fortino’s employment by the Company will terminate on August 8, 2014.

Item 7.01                   Regulation FD Disclosure.

On August 5, 2014, the Company issued a press release regarding Mr. Archbold’s appointment as Chief Executive Officer of the Company and Mr. Fortunato’s departure from the Company.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.  The information Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities under that section.

Cautionary Note Regarding Forward-Looking Information

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements about our expectations, beliefs, plans, predictions, forecasts, objectives, assumptions, or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “anticipates,” “believes,” “can,” “could,” “may,” “predicts,” “potential,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “intends,” and similar words or phrases. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, these statements are not guarantees of future performance and involve risks and uncertainties which are subject to change based on various important factors, some of which are beyond the Company’s control.  For an additional discussion of these risks, please see Part I, Item 1A entitled “Risk Factors” in the Company’s 2013 Annual Report on Form 10-K.

Item 9.01                   Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description
10.1	Archbold employment agreement dated as of August 4, 2014
99.1	Press release dated August 5, 2014

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GNC HOLDINGS, INC.

Date: August 8, 2014	By:	/s/ Gerald J. Stubenhofer, Jr.
Name: Gerald J. Stubenhofer, Jr.
Title: Senior Vice President, Chief Legal Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Archbold employment agreement dated as of August 4, 2014
99.1	Press release dated August 5, 2014